EXHIBIT 99

JUNE 10, 2003
FOR IMMEDIATE RELEASE

             WYOMING OIL & MINERALS, INC. ANNOUNCES DIVIDEND; STOCK
                 DIVIDEND IN SUBSIDIARYDECLARED BY THE BOARD OF
                                    DIRECTORS


COLORADO SPRINGS, CO - Wyoming Oil & Minerals, Inc. (WYOG - OTCBB) announced that its Board of Directors has approved a dividend in the form of the common stock of its subsidiary, New Frontier Energy, Inc. The dividend will be paid in the form of one share of New Frontier common stock for every one share of common stock of Wyoming Oil & Minerals, Inc. As a result of the dividend, it is expected that New Frontier Energy, Inc. will trade as a separate company.

     New Frontier Energy, Inc. is the oil and gas exploration and development division of Wyoming Oil & Minerals, Inc. and is headquartered in Colorado Springs Colorado. New Frontier participates in the exploration and development of oil and natural gas in the Rocky Mountain Region, including its recently announced Coalbed Methane Project in partnership with Cedar Ridge L.L.C. Shareholders of record of Wyoming Oil & Minerals as of the close of business on June 30, 2003, the record date, will be issued a certificate representing one share of New Frontier Energy, Inc. for each share of Wyoming Oil & Minerals, Inc. After the record date, the common stock of Wyoming Oil & Minerals will trade "ex dividend."

     New Frontier Energy intends to file a registration statement with the United States Securities and Exchange Commission covering the issuance of the common stock dividend. Wyoming Oil & Minerals' stock transfer agent will mail the new stock certificates in New Frontier Energy, Inc. upon the declaration of an effective date of that registration statement .

         Wyoming Oil & Minerals, Inc. is an independent energy exploration and development company and through its operating subsidiary New Frontier Energy, Inc. participates in coalbed methane projects. Wyoming Oil & Minerals, Inc.'s Blue Star Acid Service company subsidiary provides oil field services in Kansas and Oklahoma. Wyoming Oil is headquartered in Colorado Springs, Colorado and its common stock is listed under the symbol "WYOG".

                          NEW FORWARD LOOKING STATEMENT
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Certain statements contained herein and subsequent oral statements may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are identified by words such as "intends", "anticipates", "believes", "expects" and "hopes" and include without limitation, statements regarding the company's plan of business operations, production of oil and natural gas, results of drilling activity and completion of certain transactions. Factors that could cause actual results to differ materially include, among others set forth in the Company's filings with the Securities and Exchange Commission, the following: acceptability of the Company's services in the market place, receipt of necessary working capital to develop our properties, the success of our drilling activities, access to delivery facilities, general economic conditions, competition, regulatory approval and decisions of third parties over which the Company has no control. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statures or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

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For further information contact:

                  Stephen W. Devanney
                  Investor Relations
                  P. O. Box 440486
                  Aurora, Colorado 80044-0486
                  Phone: 303-369-7128
                  E-mail: s_devanney@msn.com